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                                                                     EXHIBIT 5.1

              Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

                             One Financial Center
                          Boston, Massachusetts 02111

                                                                617 542 6000
                                                                617 542 2241 fax



                                               March 24, 2000



AOL Time Warner Inc.
75 Rockefeller Plaza
New York, NY  10019

Ladies and Gentlemen:

     We have acted as special counsel to AOL Time Warner Inc., a Delaware corporation (the "Company") in connection with the Registration Statement on Form S-4 (File No. 333-30184) (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "SEC") for the purpose of registering with the SEC under the Securities Act of 1933, as amended (the "Securities Act") up to (i) 4,115,782,406 shares of the Company's common stock, $.01 par value per share, (ii) 171,185,826 shares of the Company's Series LMCN-V common stock, $.01 par value per share, (iii) 3,127,612 shares of the Company's Series E preferred stock, $.10 par value per share, (iv) 15,766 shares of the Company's Series F preferred stock, $.10 par value per share, (v) 700,000 shares of the Company's Series I preferred stock, $.10 par value per share and
(vi) 1,608,708 shares of the Company's Series J preferred stock, $.10 par value per share (collectively, the "Shares"), pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of January 10, 2000, (the "Merger Agreement"), among the Company, America Online, Inc. ("America Online"), Time Warner Inc. ("Time Warner"), America Online Merger Sub Inc. and Time Warner Merger Sub Inc.

     In connection with the rendering of the opinion set forth below, we have examined, are familiar with and to the extent we deemed appropriate we have relied on originals or copies, certified or otherwise, identified to our satisfaction, of (i) the Registration Statement, (ii) the Certificate of Incorporation and By-laws of the Company currently in effect, (iii) the Merger Agreement, (iv) the Restated Certificate of Incorporation and the Restated By-laws of the Company that will be in effect at the Effective Time (as defined in the Merger Agreement), (v) the resolutions adopted by the Board of Directors of the Company as of February 4, 2000, relating to the Merger Agreement and certain related matters and (vi) such other documents, agreements, records, instruments, certificates of public officials and certificates of officers or other representatives of the Company or others as we have deemed necessary or appropriate for purposes of and as a basis for rendering the opinion set forth below.

     In our examination, we have (i) assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals,
(ii) assumed the conformity to original



                  Boston    New York    Reston    Washington
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Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.


March 24, 2000
Page 2


documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies and (iii) assumed and relied upon the truth, accuracy and completeness (without independent investigation or verification) of the information, representations, warranties and statements contained in the records, documents, instruments and certificates we have reviewed. In rendering the opinion set forth below, we have assumed that such parties had, have or will have all requisite power and authority to execute and deliver all agreements, documents, instruments and certificates examined by us and have also assumed the due authorization by all requisite action, and the due execution and delivery by such parties of all such agreements, documents, instruments and certificates and the validity and binding effect thereof. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

     Our opinion is limited to applicable provisions of the Delaware Constitution and the General Corporation Law of the State of Delaware ("Delaware Law") and judicial decisions interpreting Delaware Law. We express no opinion with respect to the laws of any other jurisdiction and no opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

     Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance in connection with the Mergers (as defined in the Merger Agreement) and, upon consummation of the Mergers, the issuance of the Shares and the delivery of proper stock certificates therefor in accordance with the terms and conditions of the Merger Agreement, the Shares will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this opinion under the caption "Legal Matters" in the America Online and Time Warner proxy materials included therein. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

     This opinion is furnished by us, as special counsel to the Company, in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and, except as provided in the immediately preceding paragraph, is not to be used, circulated or quoted for any other purpose or otherwise referred to or relied upon by any other person without the express written permission of the Company.


                                 Very truly yours,


                                 Mintz, Levin, Cohn, Ferris,
                                 Glovsky and Popeo, P.C.